Exhibit 21.1

Global Crossing Limited

Subsidiaries of the Registrant

The following is a list of the Registrant’s subsidiaries, except for certain subsidiaries which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, all of which, unless otherwise indicated, are wholly-owned as of December 31, 2010.

Asia:
Global Crossing Australia Pty Limited	Australia
Global Crossing Hong Kong Limited	Hong Kong
Global Crossing Japan KK	Japan
Global Crossing Singapore Pte. Ltd.	Singapore

Bermuda:
Atlantic Crossing Ltd.	Bermuda
GC Crystal Holdings Ltd.	Bermuda
Global Crossing Asia Holdings Ltd.	Bermuda
Global Crossing Australia Holdings Ltd.	Bermuda
Global Crossing Holdings Limited	Bermuda
Global Crossing International Networks Ltd.	Bermuda
Global Crossing International, Ltd.	Bermuda
Global Crossing Network Center Ltd.	Bermuda
Old GMS Holdings Ltd.	Bermuda
PAC Panama Ltd.	Bermuda
South American Crossing Holdings Ltd.	Bermuda

Europe:
Fibernet GmbH	Germany
GC IMPSAT Holdings Nederland B.V.	Netherlands
GC Landing Co. GmbH	Germany
GC Pan European Crossing France s.a.r.l.	France
Global Crossing Ireland Limited	Ireland
Global Crossing Nederland B.V.	Netherlands
Global Crossing PEC Belgium b.v.b.a.	Belgium
Global Crossing PEC Czech s.r.o.	Czech Republic
Global Crossing PEC Danmark ApS	Denmark
Global Crossing PEC Deutschland GmbH	Germany
Global Crossing PEC Espana S.A.	Spain
Global Crossing PEC Italia s.r.l.	Italy
Global Crossing PEC Luxembourg I S.a.r.l.	Luxembourg
Global Crossing PEC Luxembourg II S.a.r.l.	Luxembourg
Global Crossing PEC Norge AS	Norway
Global Crossing PEC Österreich GmbH	Austria
Global Crossing PEC Switzerland AG	Switzerland
Global Crossing PEC Telekomünikasyon Hizmetleri Limited Şirketi	Turkey
Global Crossing PEC Holdings B.V.	Netherlands
Global Crossing Services Europe Limited	Ireland
Global Crossing Services Ireland Limited	Ireland
Global Crossing Sverige A.B.	Sweden
Global Crossing Ukraine	Ukraine

North America:
ALC Communications Corporation	Delaware
Ameritel Management, Inc.	British Columbia

Global Crossing Americas Solutions, Inc.	Delaware
Global Crossing Bandwidth, Inc.	California
Global Crossing Development Co.	Delaware
Global Crossing Employee Services Inc.	Delaware
Global Crossing Local Services, Inc.	Michigan
Global Crossing North America, Inc.	New York
Global Crossing North American Holdings, Inc.	Delaware
Global Crossing Telecommunications-Canada, Ltd.	Canada
Global Crossing Telecommunications, Inc.	Michigan
Global Crossing Telemanagement VA, LLC	Virginia
GT Landing II Corp.	Delaware
Impsat Fiber Networks, Inc.	Delaware
International Optical Network, L.L.C.	Delaware
Racal Telecommunications, Inc.	Delaware

South America, Mexico & Caribbean:
Corlew Investment S.A.	Uruguay
GC SAC Argentina S.R.L.	Argentina
G.C. St. Croix Company, Inc.	U.S. Virgin Islands
Global Crossing Argentina S.A.	Argentina
Global Crossing Chile S.A.	Chile
Global Crossing Colombiana Ltda.	Colombia
Global Crossing Colombia S.A.	Colombia
Global Crossing Comunicacoes do Brasil Ltda.	Brazil
Global Crossing Comunicaciones Ecuador S.A.	Ecuador
Global Crossing Costa Rica S.R.L.	Costa Rica
Global Crossing Landing Mexicana S. de R.L.	Mexico
Global Crossing Mexicana, S. de R.L. de C.V.	Mexico
Global Crossing Mexicana II, S. De R.L. de C.V.	Mexico
Global Crossing Panama, Inc.	Panama
Global Crossing Servicios, S. de R. L. de C. V.	Mexico
Global Crossing Venezuela S.A.	Venezuela
Impsat Participacoes E Comercial Ltda.	Brazil
Impsat Peru S.A.	Peru
SAC Brasil Holding Ltda.	Brazil
SAC Brasil S.A.	Brazil
SAC Panama, S.A.	Panama
SAC Peru S.R.L.	Peru
Telecom Infrastructure Hardware S.R.L.	Peru

United Kingdom:
Fibernet UK Limited	England & Wales
GC Impsat Holdings I Limited	England & Wales
GC Impsat Holdings II Limited	England & Wales
GC Impsat Holdings III Limited	England & Wales
Global Crossing (Bidco) Limited	England & Wales
Global Crossing Conferencing Limited	England & Wales
Global Crossing Europe Limited	England & Wales
Global Crossing Financial Markets Limited	England & Wales
Global Crossing (UK) Finance Plc	England & Wales
Global Crossing (UK) Telecommunications Limited	England & Wales
Pan American Crossing UK Ltd	England & Wales